UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 29, 2004

INAMED CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-9741	59-0920629
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5540 Ekwill Street Santa Barbara, California	93111-2936
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (805) 683-6761

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                     Entry into a Material Definitive Agreement.

On October 29, 2004, we entered into an Amended and Restated Employment Agreement by and between Inamed Corporation and Nicholas Teti, our current Chief Executive Officer and Chairman of the Board. Under the five year Agreement which is deemed effective as of July 25, 2004, Mr. Teti will receive a base salary at the annualized rate of $500,000, and he is eligible to receive an annual bonus which is targeted to be 70% of his base salary.  Mr. Teti is also eligible to participate in our 2003 Performance Based Stock Option/Restricted Stock Plan and other standard benefit plans. Mr. Teti agreed not to compete with us for two years following any future termination of his employment with us. The Agreement also provides Mr. Teti with severance benefits in the event of his termination for certain reasons. A copy of the Amended and Restated Employment Agreement is filed as an exhibit to this Report.

Item 9.01 Financial Statements and Exhibits.

(c)                                                   Exhibits.

10.51    Amended and Restated Employment Agreement by and between Inamed Corporation and Nicholas Teti, dated as of October 18, 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INAMED CORPORATION

Date: November 4, 2004
	By:	/s/ Joseph Newcomb
Joseph Newcomb
Executive Vice President, Secretary and General Counsel